Exhibit 99.1

Analog Devices Reports Fourth Quarter and Fiscal Year 2014 Results

Revenue increases to a record $814 million, non-GAAP diluted earnings per share increases to $0.69

NORWOOD, Mass.--(BUSINESS WIRE)--November 25, 2014--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced financial results for its fourth quarter and fiscal year 2014, which ended November 1, 2014.

“During the fourth quarter order rates were stable and ADI executed very well, resulting in record revenue and earnings growth that was near the high end of our guidance,” said Vincent Roche, President and CEO. “Our cash flow and balance sheet remained strong and we returned $304 million to shareholders through dividends and increased share repurchases.”

“We are planning for revenue in the first quarter to be in the range of $745 million to $775 million, which at the mid-point represents an increase of 21% year-over-year,” said Mr. Roche. “We are carefully managing factory utilization rates and expenses, and positioning ADI for better operating leverage, which is likely to come as early as our second quarter.”

ADI also announced that its Board of Directors has declared a cash dividend of $0.37 per outstanding share of common stock. The dividend will be paid on December 16, 2014 to all shareholders of record at the close of business on December 5, 2014.

Results for the Fourth Quarter of Fiscal Year 2014

Results for the fourth quarter and fiscal year 2014 include contributions from Hittite Microwave. The acquisition was announced on June 9, 2014 and closed on July 22, 2014.

  Revenue totaled $814 million, up 12% sequentially
  GAAP gross margin of 59.7% of revenue; Non-GAAP gross margin of 66.4% of revenue
  GAAP operating margin of 18.4% of revenue; Non-GAAP operating margin of 33.2% of revenue
  GAAP diluted EPS of $0.34; Non-GAAP diluted EPS of $0.69

Results for Fiscal Year 2014

  Revenue totaled $2.9 billion, up 9% year-over-year
  GAAP gross margin of 63.9% of revenue; Non-GAAP gross margin of 66% of revenue
  GAAP operating margin of 26.3% of revenue; Non-GAAP operating margin of 31.8% of revenue
  GAAP diluted EPS of $1.98 per share; Non-GAAP diluted EPS of $2.39 per share
  Free cash flow of $694 million, or 24% of revenue
  Share repurchases and dividend payments to shareholders totaled $811 million

Please refer to the schedules provided for a summary of revenue and earnings, selected balance sheet information, and the cash flow statement for the fourth quarter and fiscal year 2014, as well as the immediately prior and year-ago quarters. Additional information on revenue by end market is provided on Schedule D. A more complete table covering prior periods is available at investor.analog.com.

Outlook for the First Quarter of Fiscal Year 2015

The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenue	$745 to $775 million	-	$745 to $775 million
Gross Margin	approx. 64.7%	$2.6 million (1)	approx. 65.0%
Operating Expenses	approx. $288 million	$25 million (2)	approx. $263 million
Interest & Other Expense	$5.0 million	-	$5.0 million
Tax Rate	approx. 16.5%	$4 million (3)	approx. 14.5%
Earnings per Share	$0.50 to $0.56	$0.08 (4)	$0.58 to $0.64

  Reflects estimated adjustments for amortization of intangible assets of $1 million and step-up charges to record Hittite inventory and fixed assets of $1.6 million at fair value as part of the purchase accounting for the Hittite acquisition.
  Reflects estimated adjustments for amortization of intangible assets.
  Represents the tax effect for the items noted above.
  Represents the expenses and associated tax impact of the amortization of purchased intangibles and step-up charges on a per share basis.

Conference Call Scheduled for 5:00 pm ET

ADI will host a conference call to discuss the fourth quarter and full year 2014 results and short-term outlook today, beginning at 5:00 pm ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 17076906, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Schedule E of this press release provides the reconciliation of the Company’s historical non-GAAP measures to its GAAP measures.

Management uses non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expense, and non-GAAP diluted earnings per share to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in understanding and evaluating the Company’s operating results and trends in the Company’s business.

The following item is excluded from our Non-GAAP revenue:

Hittite Operations: The results of operations of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures in the third quarter of 2014 because they are not reflective of ongoing operating results.

The following items are excluded from our Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

Hittite Operations: The results of operations of Hittite from July 22, 2014 through August 2, 2014 have been excluded from our non-GAAP measures in the third quarter of 2014 because they are not reflective of ongoing operating results.

Acquisition-Related Expenses: Expenses incurred as a result of the Hittite acquisition in the third and fourth quarter of fiscal 2014 primarily include: severance payments; expense associated with the fair value adjustments to inventory, property, plant and equipment, and distributor deferred costs; and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Stock-Based Compensation Expense: In the fourth quarter of 2014, the Company canceled certain stock awards in conjunction with the restructuring charge which resulted in the recognition of income for stock-based compensation expense recorded in prior periods for these awards. This stock-based compensation income and the related tax effect have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted earnings per share:

The exclusion of these items allows management to evaluate the Company’s core business and trends across different reporting periods on a consistent basis. Management presents these Non-GAAP items to enable investors and analysts to evaluate our core business.

Acquisition-Related Transaction Costs: Costs incurred as a result of the Hittite acquisition in the third and fourth quarter of fiscal 2014 include legal, accounting and other professional fees directly related to the Hittite acquisition. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

Restructuring-Related Expenses: These expenses are incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. Apart from ongoing expense savings as a result of such items, these expenses and the related tax effects have no direct correlation to the operation of our business in the future.

The following items are excluded from our non-GAAP other expense and non-GAAP diluted earnings per share:

Acquisition-Related Debt Costs: The Company incurred debt financing costs during the third and fourth quarters of fiscal 2014 on its 90-day term loan facility used to finance the Hittite acquisition. We excluded these costs from our non-GAAP measures because they are not reflective of our ongoing financial performance.

Gain on Sale of Product Line: In the fourth quarter of fiscal 2013, the Company completed the sale of its microphone product line and recorded a gain of $85.4 million in non-operating income. We excluded the gain and related tax effect from our non-GAAP measures as these items have no direct correlation to the operation of our business in the future.

Debt Extinguishment Costs: In the third quarter of fiscal 2013, the Company redeemed its outstanding 5.0% senior unsecured notes due July 1, 2014. The Company recognized a net loss on debt extinguishment of approximately $10.2 million, which was comprised of a make-whole premium, the recognition of unamortized proceeds received on an interest rate swap associated with the debt and the write off of unamortized debt issuance and discount costs. We excluded these costs from our non-GAAP measures because they are one time in nature and have no direct correlation to the operation of our business in the future.

The following item is excluded from our non-GAAP diluted earnings per share:

Tax-Related Items: In the first quarter of fiscal 2013, the Company recorded a $6.3 million tax benefit related to the reinstatement of the R&D tax credit in January 2013, retroactive to January 1, 2012. In the second quarter of fiscal 2013, the Company recorded a $6.6 million tax benefit as a result of the reversal of prior period tax liabilities. In the third quarter of fiscal 2013, the Company recorded a $1.7 million tax benefit related to the release of a tax reserve for an expired tax year. In the fourth quarter of fiscal 2013, as a result of a ruling by the U.S. Tax Court in a matter not involving the Company, the Company recorded a potential liability for $36.5 million plus $4.6 million of interest related to its petition with the U.S. Tax Court regarding the beneficial tax treatment of dividends paid from foreign owned companies under The American Jobs Creation Act. The Company also recorded a $2.2 million tax benefit as a result of the reversal of prior period tax liabilities. Also in the fourth quarter of 2013, the Company completed the sale of its microphone product line, resulting in $26.7 million of income tax expense. In the fourth quarter of 2014, the Company recorded $5.5 million of tax adjustments related to the Hittite acquisition. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

Management believes that the presentation of non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expenses and non-GAAP diluted EPS is useful to investors because it provides investors with the operating results that management uses to manage the Company.

Analog Devices believes that non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margins, non-GAAP other expenses and non-GAAP diluted EPS have material limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. In addition, our non-GAAP measures may not be comparable to the non-GAAP measures reported by other companies. The Company’s use of non-GAAP measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods.

Investors should consider our non-GAAP financial measures in conjunction with the corresponding GAAP measures.

About Analog Devices

Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 100,000 customers, representing virtually all types of electronic equipment. Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices' common stock is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding expected revenue, earnings per share, operating expenses, gross margin, tax rate, and other financial results, including inventories, other current assets and goodwill, expected operating leverage, production and inventory levels, objectives, plans and goals, expected market trends, and expected customer demand and order rates for our products, that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections about our business and the industry and markets in which Analog Devices operates. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict, and do not give effect to the potential impact of any mergers, acquisitions, divestitures, or business combinations that may be announced or closed after the date hereof. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results include: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, our ability to successfully integrate acquired businesses and technologies, adverse results in litigation matters, the finalization of our purchase price accounting relating to our acquisition of Hittite Microwave Corporation and other risk factors described in our most recent filings with the Securities and Exchange Commission. Our results of operations for the periods presented in this release are not necessarily indicative of our operating results for any future periods. Any projections in this release are based on limited information currently available to Analog Devices, which is subject to change. Although any such projections and the factors influencing them will likely change, we will not necessarily update the information, as we will only provide guidance at certain points during the year. Such information speaks only as of the original issuance date of this release.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Analog Devices, Fourth Quarter, Fiscal 2014

Schedule A
Revenue and Earnings Summary (Unaudited)
(In thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	4Q 14	3Q 14	4Q 13	FY 14	FY 13
	Nov. 1, 2014	Aug. 2, 2014	Nov. 2, 2013	Nov. 1, 2014	Nov. 2, 2013
Revenue	$814,247	$727,752	$678,133	$2,864,773	$2,633,689
Year-to-year change	20%	8%	-2%	9%	-2%
Quarter-to-quarter change	12%	5%	1%
Cost of sales (1)	328,210	251,462	233,263	1,034,585	941,278
Gross margin	486,037	476,290	444,870	1,830,188	1,692,411
Gross margin percentage	59.7%	65.4%	65.6%	63.9%	64.3%
Year-to-year change (basis points)	-590	90	180	-40	-20
Quarter-to-quarter change (basis points)	-570	-70	110
Operating expenses:
R&D (1)	154,797	140,095	130,979	559,686	513,035
Selling, marketing and G&A (1)	121,424	132,989	98,197	454,676	396,233
Amortization of intangibles	25,250	660	55	26,020	220
Special charges	34,637	-	15,777	37,322	29,848
Total operating expenses	336,108	273,744	245,008	1,077,704	939,336
Total operating expenses percentage	41.3%	37.6%	36.1%	37.6%	35.7%
Year-to-year change (basis points)	520	400	330	190	180
Quarter-to-quarter change (basis points)	370	330	250
Operating income	149,929	202,546	199,862	752,484	753,075
Operating income percentage	18.4%	27.8%	29.5%	26.3%	28.6%
Year-to-year change (basis points)	-1,110	-310	-150	-230	-190
Quarter-to-quarter change (basis points)	-940	-390	-140
Other expense	11,231	5,158	(82,650)	23,139	(62,248)
Income before income tax	138,698	197,388	282,512	729,345	815,323
Provision for income taxes	30,003	16,782	80,958	100,025	141,836
Tax rate percentage	21.6%	8.5%	28.7%	13.7%	17.4%
Net income	$108,695	$180,606	$201,554	$629,320	$673,487

Shares used for EPS - basic	312,815	314,190	311,009	313,195	307,763
Shares used for EPS - diluted	316,868	318,876	317,216	318,027	314,041

Earnings per share - basic	$0.35	$0.57	$0.65	$2.01	$2.19
Earnings per share - diluted	$0.34	$0.57	$0.64	$1.98	$2.14

Dividends paid per share	$0.37	$0.37	$0.34	$1.45	$1.32

(1) Includes stock-based compensation expense as follows:
Cost of sales	$2,371	$1,724	$1,737	$7,069	$6,593
R&D	$6,155	$5,415	$5,721	$20,707	$21,901
Selling, marketing and G&A	$6,867	$6,331	$5,664	$23,036	$28,392

Analog Devices, Fourth Quarter, Fiscal 2014

Schedule B
Selected Balance Sheet Information (Unaudited)
(In thousands)

	4Q 14	3Q 14	4Q 13
	Nov. 1, 2014	Aug. 2, 2014	Nov. 2, 2013
Cash & short-term investments	$2,866,468	$4,932,259	$4,682,912
Accounts receivable, net	396,605	394,762	325,144
Inventories (1) (2)	367,927	415,098	283,337
Other current assets (3)	196,402	181,765	181,032
Total current assets	3,827,402	5,923,884	5,472,425
PP&E, net	622,422	609,937	508,171
Investments	34,507	32,022	21,180
Goodwill (3)	1,642,438	1,631,890	284,112
Intangible assets, net	671,402	695,832	28,552
Other (3)	78,586	79,900	67,310
Total assets	$6,876,757	$8,973,465	$6,381,750

Deferred income on shipments to distributors, net	$278,435	$285,832	$247,428
Current debt	-	1,995,398	-
Other current liabilities (3)	433,543	341,296	323,084
Long-term debt, non-current	872,789	872,652	872,241
Non-current liabilities (3)	534,093	471,090	199,421
Shareholders' equity	4,757,897	5,007,197	4,739,576
Total liabilities & equity	$6,876,757	$8,973,465	$6,381,750

(1) Includes $3,291, $2,094, and $2,273 related to stock-based compensation in 4Q14, 3Q14, and 4Q13, respectively.
(2) Includes $53,638 and $103,795 of acquired inventory in 4Q14 and 3Q14, respectively.
(3) Deferred tax and goodwill balances are preliminary pending finalization of the Hittite Acquisition purchase accounting.

Analog Devices, Fourth Quarter, Fiscal 2014

Schedule C
Cash Flow Statement (Unaudited)
(In thousands)

	Three Months Ended			Twelve Months Ended
	4Q 14	3Q 14	4Q 13	FY 14	FY 13
	Nov. 1, 2014	Aug. 2, 2014	Nov. 2, 2013	Nov. 1, 2014	Nov. 2, 2013
Cash flows from operating activities:
Net Income	$108,695	$180,606	$201,554	$629,320	$673,487
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	30,917	28,353	27,515	114,064	110,196
Amortization of intangibles	26,186	1,610	55	27,906	220
Stock-based compensation expense	15,393	13,470	13,122	50,812	56,886
Loss on extinguishment of debt	-	-	-	-	10,205
Gain on sale of product line	-	-	(85,444)	-	(85,444)
Other non-cash activity	600	1,006	887	4,423	(185)
Excess tax benefit - stock options	(882)	(9,322)	(1,098)	(22,231)	(16,171)
Deferred income taxes	(56,812)	(6,380)	(6,558)	(65,117)	(17,699)
Changes in operating assets and liabilities	138,166	4,099	132,132	132,425	180,850
Total adjustments	153,568	32,836	80,611	242,282	238,858
Net cash provided by operating activities	262,263	213,442	282,165	871,602	912,345
Percent of total revenue	32.2%	29.3%	41.6%	30.4%	34.6%

Cash flows from investing activities:
Purchases of short-term available-for-sale investments	(1,946,144)	(1,028,781)	(2,559,600)	(7,485,162)	(8,540,335)
Maturities of short-term available-for-sale investments	1,507,940	1,815,862	2,199,444	7,318,877	6,970,885
Sales of short-term available-for-sale investments	487,259	1,298,044	59,903	2,187,389	650,730
Additions to property, plant and equipment	(43,417)	(42,315)	(48,558)	(177,913)	(123,074)
Payments for acquisitions, net of cash acquired	(2,183)	(1,943,704)	-	(1,945,887)	(2,475)
Proceeds from sale of product line	-	-	100,000	-	100,000
Change in other assets	(2,633)	(340)	(1,591)	(12,055)	(5,657)
Net cash provided by (used for) investing activities	822	98,766	(250,402)	(114,751)	(949,926)

Cash flows from financing activities:
Payment of senior unsecured notes	-	-	-	-	(392,790)
Proceeds from debt	-	1,995,398	-	1,995,398	493,880
Proceeds from derivative instruments	-	-	-	-	10,952
Term loan repayments	(1,995,398)	-	-	(1,995,398)	(60,108)
Dividend payments to shareholders	(116,308)	(116,098)	(105,938)	(454,225)	(405,955)
Repurchase of common stock	(187,375)	(57,394)	(42,809)	(356,346)	(60,529)
Proceeds from employee stock plans	21,533	36,045	44,399	200,114	306,277
Excess tax benefit - stock options	882	9,322	1,098	22,231	16,171
Contingent consideration payment	-	(1,803)	(1,913)	(3,576)	(5,665)
Change in other financing activities	(1,178)	5,406	4,696	15,192	(2,790)
Net cash (used for) provided by financing activities	(2,277,844)	1,870,876	(100,467)	(576,610)	(100,557)
Effect of exchange rate changes on cash	(1,449)	(433)	725	(3,097)	1,394

Net (decrease) increase in cash and cash equivalents	(2,016,208)	2,182,651	(67,979)	177,144	(136,744)
Cash and cash equivalents at beginning of period	2,585,441	402,790	460,068	392,089	528,833
Cash and cash equivalents at end of period	$569,233	$2,585,441	$392,089	$569,233	$392,089

Analog Devices, Fourth Quarter, Fiscal 2014

Schedule D
Revenue Trends by End Market (Unaudited)
The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market. The results below are inclusive of the Hittite acquisition from the acquisition date, July 22, 2014 and the consumer end market results are reflective of the sale of the Company's microphone product line in the fourth quarter of fiscal 2013.

	Three Months Ended
	Nov. 1, 2014				Aug. 2, 2014	Nov. 2, 2013
	Revenue	%	Q/Q %	Y/Y %	Revenue	Revenue
Industrial	$369,241	45%	6%	19%	$349,821	$311,526
Automotive	134,493	17%	3%	2%	129,964	131,400
Consumer	92,329	11%	14%	-3%	80,915	95,096
Communications	218,184	27%	31%	56%	167,052	140,111
Total Revenue	$814,247	100%	12%	20%	$727,752	$678,133

	Twelve Months Ended
	Nov. 1, 2014					Nov. 2, 2013
	Revenue	%	Y/Y %			Revenue
Industrial	$1,333,694	47%	10%			$1,215,829
Automotive	524,867	18%	9%			483,445
Consumer	325,222	11%	-20%			404,548
Communications	680,990	24%	29%			529,867
Total Revenue	$2,864,773	100%	9%			$2,633,689

Analog Devices, Fourth Quarter, Fiscal 2014

Schedule E
Reconciliation from GAAP to Non-GAAP Data (In thousands, except per-share amounts) (Unaudited)

See "Non-GAAP Financial Information" in this press release for a description of the items excluded from our non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	4Q 14	3Q 14	4Q 13	FY 14	FY 13
	Nov. 1, 2014	Aug. 2, 2014	Nov. 2, 2013	Nov. 1, 2014	Nov. 2, 2013

GAAP Revenue	$814,247	$727,752	$678,133	$2,864,773	$2,633,689
Y/Y Revenue growth %				9%	-2%
Q/Q Revenue growth %	12%	5%	1%
Hittite Operations	-	(5,392)	-	(5,392)	-
Non-GAAP Revenue	$814,247	$722,360	$678,133	$2,859,381	$2,633,689
Y/Y Revenue growth %				9%	-2%
Q/Q Revenue growth %	13%	4%	1%

GAAP Gross Margin	$486,037	$476,290	$444,870	$1,830,188	$1,692,411
Gross Margin Percentage	59.7%	65.4%	65.6%	63.9%	64.3%
Hittite Operations	-	(3,015)	-	(3,015)	-
Acquisition-Related Expenses	54,388	6,837	-	61,225	-
Stock-Based Compensation Expense	(113)	-	-	(113)	-
Non-GAAP Gross Margin	$540,312	$480,112	$444,870	$1,888,285	$1,692,411
Gross Margin Percentage	66.4%	66.5%	65.6%	66.0%	64.3%

GAAP Operating Expenses	$336,108	$273,744	$245,008	$1,077,704	$939,336
Percent of Revenue	41.3%	37.6%	36.1%	37.6%	35.7%
Hittite Operations	-	(2,033)	-	(2,033)	-
Acquisition-Related Expenses	(27,166)	(5,284)	-	(32,450)	-
Acquisition-Related Transaction Costs	(5,987)	(21,123)	-	(27,110)	-
Restructuring-Related Expense	(34,637)	-	(15,777)	(37,322)	(29,848)
Stock-Based Compensation Expense	1,302	-	-	1,302	(6,273)
Non-GAAP Operating Expenses	$269,620	$245,304	$229,231	$980,091	$903,215
Percent of Revenue	33.1%	34.0%	33.8%	34.3%	34.3%

GAAP Operating Income/Margin	$149,929	$202,546	$199,862	$752,484	$753,075
Percent of Revenue	18.4%	27.8%	29.5%	26.3%	28.6%
Hittite Operations	-	(982)	-	(982)	-
Acquisition-Related Expenses	81,554	12,121	-	93,675	-
Acquisition-Related Transaction Costs	5,987	21,123	-	27,110	-
Restructuring-Related Expense	34,637	-	15,777	37,322	29,848
Stock-Based Compensation Expense	(1,415)	-	-	(1,415)	6,273
Non-GAAP Operating Income/Margin	$270,692	$234,808	$215,639	$908,194	$789,196
Percent of Revenue	33.2%	32.5%	31.8%	31.8%	30.0%

GAAP Other Expense (Income)	$11,231	$5,158	$(82,650)	$23,139	$(62,248)
Percent of Revenue	1.4%	0.7%	-12.2%	0.8%	-2.4%
Acquisition-Related Debt Costs	(4,823)	(1,513)	-	(6,336)	-
Gain on Sale of Product Line	-	-	85,444	-	85,444
Loss on Extinguishment of Debt	-	-	-	-	(10,205)
Non-GAAP Other Expense	$6,408	$3,645	$2,794	$16,803	$12,991
Percent of Revenue	0.8%	0.5%	0.4%	0.6%	0.5%

GAAP Diluted EPS	$0.34	$0.57	$0.64	$1.98	$2.14
Impact of Loss on Extinguishment of Debt	-	-	-	-	0.02
Hittite Operations	-	-	-	-	-
Acquisition-Related Expenses	0.25	0.02	-	0.27	-
Acquisition-Related Transaction Costs	0.01	0.04	-	0.05	-
Acquisition-Related Debt Costs	0.01	-	-	0.01	-
Acquisition-Related Tax Impact	(0.02)	-	-	(0.02)	-
Impact of Gain on Sale of Product Line	-	-	(0.19)	-	(0.19)
Restructuring-Related Expense	0.09	-	0.05	0.10	0.08
Impact of the Reversal of Prior Period Tax Liabilities	-	-	(0.01)	-	(0.03)
Stock-Based Compensation Expense	-	-	-	-	0.01
Impact of Tax Reserve	-	-	0.13	-	0.13
Impact of the Reinstatement of the R&D Tax Credit	-	-	-	-	(0.02)
Impact of Expired Tax Statute	-	-	-	-	(0.01)
Non-GAAP Diluted EPS (1)	$0.69	$0.63	$0.62	$2.39	$2.15

(1) The sum of the individual per share amounts may not equal the total due to rounding

CONTACT:
Analog Devices, Inc.
Mr. Ali Husain, 781-461-3282
781-461-3491 (fax)
investor.relations@analog.com